[Aetna logo]               Aetna Life Insurance and Annuity Company
                           Home Office: 151 Farmington Avenue
                           Hartford, Connecticut 06156
                           (800) 531-4547

                           Aetna Life Insurance and Annuity Company, herein called Aetna, agrees to pay the benefits stated in the Contract.
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Certificate of             To the Certificate Holder:
Group Annuity
Coverage Aetna certifies that coverage is in force for you under the stated Group Annuity Contract and Certificate numbers. All data shown here is taken from Aetna records and is based upon information furnished by you.

                           This Certificate is a summary of the Group Annuity Contract provisions. It replaces any and all prior certificates, riders, or amendments issued to you under the stated Contract and Certificate numbers. This Certificate is for information only and is not a part of the Contract.

                           THE VARIABLE FEATURES OF THE GROUP CONTRACT ARE DESCRIBED IN PARTS III AND IV.

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Right to Cancel            You may cancel this Certificate within 10 days of
                           receiving it by returning this Certificate along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Certificate at its Home Office, Aetna will return the entire consideration paid.


/s/ Daniel Kearney                          /s/ Susan M. Schechter
    President                                       Secretary

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Contract Holder            Group Annuity Contract No.
 SPECIMEN                    SPECIMEN
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Certificate Holder         Certificate No.
 SPECIMEN
 SPECIMEN                    SPECIMEN
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Annuitant Name             Type of Plan
 SPECIMEN                    SPECIMEN
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ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON
INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

Specifications
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Guaranteed                 There are guaranteed interest rates for amounts
Interest Rate              held in the AG Account (See Contract Schedule I).
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Deductions from            There will be deductions for mortality and expense
the Separate               risks and administrative fees. (See Contract
Account                    Schedule I and II).
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Deduction from             The Purchase Payment is subject to a deduction for
Purchase                   premium taxes, if any. (See 3.01.)
Payment
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Surrender                  There will be a charge deducted upon surrender.
Fee                        (See Contract Schedule I).

                              Contract Schedule I
                              Accumulation Period

Separate Account
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Separate Account:          Variable Annuity Account B

Charges to Separate        A daily charge is deducted from any portion of the
Account:                   Current Value allocated to the Separate Account.
                           The deduction is the daily equivalent of the annual effective percentage shown in the following chart:

                           Administrative Charge       0.15%
                           Mortality Risk Charge       0.35%
                           Expense Risk Charge         0.90%
                                                       ----
                           Total Separate Account
                           Charges                     1.40%

Separate Account Funds:    During the Accumulation Period the Funds available
                           with this Contract are:

                           Federated American Leaders Fund II
                           Federated Fund for U.S. Government Securities II Federated Growth Strategies Fund II
                           Federated High Income Bond Fund II
                           Federated International Equity Fund II
                           Federated Prime Money Fund II
                           Federated Utility Fund II
                           Federated Equity Income Fund II

ALIAC Guaranteed Account (AG Account)
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Minimum Guaranteed         3.0%.
Interest Rate (effective
annual rate of return):

                              Accumulation Period

Separate Account and AG Account
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Minimum Initial Purchase   $5,000
Payment:

Maximum Initial Purchase   $1,000,000
Payment Without Home
Office Approval:

Transfers:                 An unlimited number of Transfers may be made during
                           the Accumulation Period. Aetna allows 12 free
                           Transfers in any calendar year. Thereafter, Aetna reserves the right to charge $10 for each subsequent
                           Transfer.

Minimum Transfer           $500
Amount:

Maintenance Fee:           The annual Maintenance Fee is $30. If the Current
                           Value is $50,000 or more on the date the Maintenance
                           Fee is to be deducted, the Maintenance Fee is $0.

Surrender Fee:             For each surrender, the Surrender Fee will be
                           determined as follows:

                                                                      Surrender Fee
                           Length of Time from Deposit of Net       (as percentage of
                           Purchase Payment (Years)                Net Purchase Payment)
                           Less than 1 year                                 7%
                           1 or more but less than 2 years                  6%
                           2 or more but less than 3 years                  5%
                           3 or more but less than 4 years                  4%
                           4 or more but less than 5 years                  3%
                           5 or more but less than 6 years                  2%
                           6 or more but less than 7 years                  1%
                           7 years or more                                  0%

Systematic Withdrawal      The specified payment or specified percentage may
Option (SWO)               not be greater than 10% of the Current Value at time
Percentage:                of election.

                              Accumulation Period

Separate Account and AG Account (Cont'd)
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SWO Minimum Initial        $20,000
Current Value:

SWO Minimum Payment        $100
Amount:

See 1. GENERAL DEFINITIONS for explanations.

                              Contract Schedule II
                                 Annuity Period

Separate Account
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Charges to Separate        A daily charge at an annual effective rate of 1.25%
Account: for Annuity mortality and expense risks. The administrative charge is established upon election of an Annuity option. This charge will not exceed 0.25%.

Variable Annuity Assumed   If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:    net return rate of 5.0% may be elected. If 5.0% is
                           not elected, Aetna will use an assumed annual net return rate of 3.5%.

                           The assumed annual net return rate factor for 3.5% per year is 0.9999058.

                           The assumed annual net return rate factor for 5.0% per year is 0.9998663.

                           If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                           (a) 4.75% on an annual basis plus an annual return
                               of up to 0.25% to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of 3.5% is chosen; or

                           (b) 6.25% on an annual basis plus an annual return of
                               up to 0.25% to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of 5% is chosen.

Fixed Annuity
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Minimum Guaranteed         3.0%
Interest Rate (effective)
annual rate of return):

See 1. GENERAL DEFINITIONS for explanations.

                               TABLE OF CONTENTS
1. GENERAL DEFINITIONS
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                                                                           Page
1.01 Account ..............................................................  10
1.02 Accumulation Period...................................................  10
1.03 Adjusted Current Value................................................  10
1.04 ALIAC Guaranteed Account (AG Account).................................  10
1.05 Annuitant.............................................................  10
1.06 Annuity...............................................................  10
1.07 Beneficiary...........................................................  10
1.08 Certificate Holder....................................................  10
1.09 Code..................................................................  10
1.10 Contract..............................................................  10
1.11 Contract Holder.......................................................  10
1.12 Current Value.........................................................  11
1.13 Deposit Period........................................................  11
1.14 Fixed Annuity.........................................................  11
1.15 Fund(s)...............................................................  11
1.16 General Account.......................................................  11
1.17 Guaranteed Rate -- AG Account.........................................  11
1.18 Guaranteed Term.......................................................  11
1.19 Guaranteed Term(s) Groups.............................................  11
1.20 Maintenance Fee.......................................................  12
1.21 Market Value Adjustment (MVA).........................................  12
1.22 Matured Term Value....................................................  12
1.23 Matured Term Value Transfer...........................................  12
1.24 Maturity Date.........................................................  12
1.25 Net Purchase Payment(s)...............................................  12
1.26 Nonunitized Separate Account..........................................  12
1.27 Purchase Payment(s)...................................................  12
1.28 Rebalancing Program...................................................  12
1.29 Reinvestment..........................................................  12

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                                                                           Page
1.30 Separate Account......................................................  13
1.31 Surrender Value.......................................................  13
1.32 Transfers.............................................................  13
1.33 Valuation Period (Period).............................................  13
1.34 Variable Annuity......................................................  13

II. GENERAL PROVISIONS
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2.01 Change of Contract....................................................  13
2.02 Change of Fund(s).....................................................  14
2.03 Nonparticipating Contract.............................................  14
2.04 Payments and Elections................................................  14
2.05 State Laws............................................................  15
2.06 Control of Contract...................................................  15
2.07 Designation of Beneficiary............................................  15
2.08 Misstatements and Adjustments.........................................  15
2.09 Incontestability......................................................  15
2.10 Grace Period..........................................................  15

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment..................................................  16
3.02 Certificate Holder's Account..........................................  16
3.03 Fund(s) Record Units -- Separate Account..............................  16
3.04 Net Return Factor(s) -- Separate Account..............................  16
3.05 Fund Record Unit Value -- Separate Account............................  17
3.06 Market Value Adjustment...............................................  17
3.07 Transfer of Current Value from the Funds or ALIAC
      Guaranteed Account ..................................................  18
3.08 Notice to the Certificate Holder......................................  19
3.09 Loans.................................................................  19
3.10 Systematic Withdrawal Option (SWO)....................................  19
3.11 Death Benefit Amount..................................................  21
3.12 Death Benefit Options Available to Beneficiary........................  22

                                                                           Page
3.13 Liquidation of Surrender Value........................................  23
3.14 Surrender Fee.........................................................  24
3.15 Payment of Surrender Value............................................  24

IV. ANNUITY PROVISIONS
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4.01 Choices to be Made....................................................  24
4.02 Terms of Annuity Options..............................................  25
4.03 Death of Annuitant/Beneficiary........................................  26
4.04 Fund(s) Annuity Units -- Separate Account.............................  27
4.05 Fund(s) Annuity Unit Value -- Separate Account........................  27
4.06 Annuity Net Return Factor(s) -- Separate Account......................  27
4.07 Annuity Options.......................................................  28

1. GENERAL DEFINITIONS
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1.01 Account:              A record established for each Certificate Holder to
                           maintain the value of the Net Purchase Payment held on his/her behalf during the Accumulation Period.

1.02 Accumulation Period:  The period during which the Net Purchase Payment(s)
                           are applied to a Contract to provide future Annuity payment(s).

1.03 Adjusted              The Current Value of a Contract plus or minus any
     Current Value:        aggregate ALIAC Guaranteed Account MVA, if
                           applicable. (See 1.21)

1.04 ALIAC Guaranteed      An accumulation option where Aetna guarantees
     Account               stipulated rate(s) of interest for specified periods
     (AG Account):         of time. All assets of Aetna, including amounts in
                           the Nonunitized Separate Account, are available to meet the guarantees under the AG Account.

1.05 Annuitant:            The person whose life is measured for purposes of
                           the Guaranteed Death Benefit and the duration of Annuity payments under the Contract.

1.06 Annuity:              Payment of an income:

                           (a) For the life of one or two persons;
                           (b) For a stated period; or
                           (c) For some combination of (a) and (b).

1.07 Beneficiary:          The individual or estate entitled to receive any
                           payment from the Contract upon the death of the Annuitant, or if the Certificate Holder is different from the Annuitant, upon the death of the Certificate
                           Holder. If the Account is held by joint Certificate
                           Holders, the survivor will be deemed the designated
                           Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

1.08 Certificate Holder:   A person who purchases an interest in the Contract
                           as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an account, each Certificate Holder will be a joint Certificate
                           Holder. Unless we allow otherwise in response to a written request prior to Contract issue, any joint
                           Certificate Holder must be the spouse of the other joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise. If the account is owned by a nonnatural person, the death benefit will be paid at the death of the Annuitant.

1.09 Code:                 The Internal Revenue Code of 1986, as it may be
                           amended from time to time.

1.10 Contract:             This agreement between Aetna and the Contract Holder.

1.11 Contract Holder:      The entity to which a group Contract is issued.

1.12 Current Value:        As of the most recent Valuation Period, the Net
                           Purchase Payment and any additional amount deposited pursuant to 3.11 plus any interest added to the portion allocated to the ALIAC Guaranteed Account;
                           and plus or minus the investment experience of the portion allocated to the Funds since deposit; less all Maintenance Fees deducted, any amounts surrendered and any amounts applied to an Annuity.

1.13 Deposit Period:       A calendar week, a calendar month, a calendar
                           quarter, or any other period of time specified by Aetna during which Net Purchase Payment(s),
                           Transfers and Reinvestments are accepted into the ALIAC Guaranteed Account for one or more Guaranteed
                           Terms. Aetna reserves the right to extend the Deposit Period.

1.14 Fixed Annuity:        An Annuity with payments that do not vary in amount.

1.15 Fund(s):              The open-end management investment companies (mutual
                           funds) in which the Separate Account invests (see
                           Contract Schedule I for specific fund options).

1.16 General Account:      The Account holding the assets of Aetna, other than
                           those assets held in Aetna's separate accounts.

1.17 Guaranteed Rate --    Aetna will declare the interest rate applicable to a
     AG Account:           specific Guaranteed Term at the start of the Deposit
                           Period for that Guaranteed Term. The rate is guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Rate is an annual effective yield. That is, interest is credited daily at a rate that will produce the Guaranteed Rate over the period of a year. No
                           Guaranteed Rate will ever be less than the Minimum
                           Guaranteed Rate shown on Contract Schedule I.

1.18 Guaranteed Term:      The period of time for which the AG Account
                           Guaranteed Rate is guaranteed on Net Purchase
                           Payments, Transfers and Reinvestments made into a current Deposit Period for the AG Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity
                           Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years.

                           During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Contract Holder may allocate Net Purchase Payments and Transfers into any or all of the available Guaranteed Terms.

1.19 Guaranteed Term(s)    All AG Account Guaranteed Term(s) with the same
     Groups:               length of time from the close of the Deposit Period
                           until the designated Maturity Date.

1.20 Maintenance Fee:      The Maintenance Fee (see Contract Schedule I) will
                           be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Contract is established and upon surrender of the entire Contract.

1.21 Market Value          An adjustment that may apply to an amount withdrawn
     Adjustment (MVA):     or transferred from an AG Account Guaranteed Term
                           prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn or tranferred.

1.22 Matured Term Value:   The amount payable on an AG Account Guaranteed Term's
                           Maturity Date.

1.23 Matured Term Value    During the calendar month following an AG Account
     Transfer:             Maturity Date, the Certificate Holder may notify
                           Aetna's Home Office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.24 Maturity Date:        The last day of an AG Account Guaranteed Term.

1.25 Net Purchase          The Purchase Payment less premium taxes, if
     Payment(s):           applicable.

1.26 Nonunitized           A separate account subject to the laws of New York
     Separate Account:     set up by Aetna under Title 38, Section 38a-433, of
                           the Connecticut General Statutes, that holds assets for AG Account Terms. There are no discrete units for this Account. The Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account.
                           Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.27 Purchase Payment(s):  Payment(s) accepted by Aetna at its Home Office.
                           Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder.

1.28 Rebalancing Program:  A program that allows Contract Holders to have portions of their Current Value automatically reallocated annually to a specified percentage.
                           Only the portion of the Current Value held in the separate account can be rebalanced. Contract Holders may participate in this program by completing the Rebalancing Section of the enrollment form, or by requesting the service in writing from the Company's Home Office. Reallocations under the Rebalancing Program will not be counted for purposes of any transfer limitations imposed under the contract.

1.29 Reinvestment:         Aetna will mail a notice to the Contract Holder at
                           least 18 calendar days and not more than 45 days before a Guaranteed Term's Maturity Date.

1.29 Reinvestment          This notice will contain the Terms available during
     (Cont'd):             current Deposit Periods with their Guaranteed Rate,
                           and projected Matured Term Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed
                           Rate which will apply to the reinvested Matured
                           Term Value.

1.30 Separate Account:     A separate account that buys and holds shares of the
                           Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate
                           Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.31 Surrender Value:      The amount payable by Aetna upon the surrender of
                           any portion of an account.

1.32 Transfers:            The movement of invested amounts among the available
                           Fund(s) and the AG Account under the Contract during the Accumulation Period.

1.33 Valuation Period      The period of time for which a Fund determines its
     (Period):             net asset value, usually from 4:15 p.m. Eastern time
                           each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

1.34 Variable Annuity:     An Annuity with payments that vary with the net
                           investment results of one or more Funds held under the Separate Account.

II. GENERAL PROVISIONS
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2.01 Change of Contract:   Only an authorized officer of Aetna may change the
                           terms of the contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

                           Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will be applicable only if it is more favorable to the Contract Holder and/or the Certificate Holder.

2.01 Change of Contract:   Any change that affects any of the following under
     (Cont'd):             the Contract will not apply to Accounts in existence
                           before the effective date of the change:

                           (a) Net Purchase Payment (3.01)
                           (b) AG Account Guaranteed Rate (1.04)
                           (c) Net Return Factor(s) -- Separate Account (3.04)
                           (d) Current Value (1.12)
                           (e) Surrender Value (1.31)
                           (f) Fund(s) Annuity Unit Value -- Separate Account
                               (4.05)
                           (g) Annuity Options (4.07)
                           (h) Fixed Annuity Guaranteed Interest Rates (4.01)
                           (i) Transfers (1.32).

                           This Contract may be changed as deemed necessary by Aetna to comply with federal or state law. Any such change is subject to the prior approval of the New York Insurance Department.

2.02 Change of Fund(s):    The assets of the Separate Account are segregated by
                           Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired.
                           Aetna may also, from time to time, add additional
                           Funds. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

                           Any elimination, substitution or addition of Funds will be done in accordance with federal securities laws and are subject to the approval of the Superintendent of the New York Insurance Department and Aetna will notify the Contract Holder of such change.

2.03 Nonparticipating      The Contract Holder, Certificate Holder's or
     Contract:             Beneficiaries will not have a right to share in the
                           earnings of Aetna.

2.04 Payments and          While the Certificate Holder is living, Aetna will
     Elections:            pay the Certificate Holder any Annuity payments as
                           and when due. After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with
                           4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its Home Office.
                           Such payments will be made within 7 calendar days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:           The Contract and the Certificate's comply with the
                           laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws.
                           Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine
                           Annuity payments.

2.06 Control of Contract:  The Contract is between the Contract Holder and
                           Aetna. The Contract Holder has title to the Contract. Nothing in the group annuity contract invalidates or impairs any right granted to the Certificate Holder. The Certificate Holder has all other rights to amounts held in his or her Account.

                           Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Certificate Holder choices made under the contract must be in writing. If the Account is owned jointly, both joint Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's Home Office, Aetna may rely on any previous choices made.

                           The Account may not be attached, alienated, or subject to the claims of creditors of the Contract Holder or the Certificate Holder except to the extent permitted by law.

                           The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.07 Designation of        Each Certificate Holder shall name his or her
     Beneficiary:          Beneficiary. If the Account is owned jointly, both
                           joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's Home Office in writing and will not be effective until accepted by Aetna.

2.08 Misstatements and     If Aetna finds the age or sex of any Annuitant to
     Adjustments:          be misstated, the amount payable under the Contract
                           shall be adjusted for the correct age or sex; the amount of any underpayment or overpayment, with interest at six per cent per year, shall be credited to, or charged against, the current or next succeeding payment or payments to be made by Aetna under the Contract.

2.09 Incontestability:     Aetna cannot cancel the Contract because of any
                           error of fact on the application. Aetna cannot cancel an Account because of any error of fact on the enrollment form.

2.10 Grace Period:         This Contract will remain in effect even if Purchase
                           Payments are not continued.

3.01 Net Purchase          This amount is the actual Purchase Payment less any
     Payment:              premium tax. Aetna will generally deduct the premium
                           tax when Annuity benefits are elected (see Part IV).
                           If Aetna determines that under applicable state law, it must pay a premium tax when the Purchase Payment is received or at any other time, it will deduct the tax at that time.

                           The Net Purchase Payment will be credited among:

                           (a) The current Deposit Period(s) for Guaranteed
                               Terms under the AG Account; and
                           (b) The Fund(s) in which the Separate Account
                               invests.

                           For each Net Purchase Payment, the Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated on the original application. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

                           The minimum acceptable additional Purchase Payment is shown on Contract Schedule I. The maximum acceptable Purchase Payment without Home Office approval is also provided on Contract Schedule I.

3.02 Certificate Holder's  Aetna will maintain an Account for each Certificate
     Account:              Holder.

3.03 Fund(s) Record        The portion of the Net Purchase Payment(s) applied
     Units -- Separate     to each Fund under the Separate Account will
     Account:              determine the number of Fund record units for that
                           Fund. This number is equal to the portion of the Net
                           Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's Home Office.

3.04 Net Return            The net return factor(s) are used to compute all
     Factor(s) --          Separate Account record units for any Fund.
     Separate Account:

                           The net return factor for each Fund is equal to
                           1.0000000 plus the net return rate.

                           The net return rate is equal to:

                           (a) The value of the shares of the Fund held by the
                               Separate Account at the end of the Valuation
                               Period; minus
                           (b) The value of the shares of the Fund held by the
                               Separate Account at the start of the Valuation Period; plus or minus

3.04 Net Return            (c) Taxes (or reserves for taxes) on the Separate
     Factors(s) --             Account (if any); divided by
     Separate Account:     (d) The total value of the Fund record units and
     (Cont'd)                  Fund Annuity units of the Separate Account at
                               the start of the Valuation Period; minus
                           (e) A daily Separate Account charge at an annual
                               rate as shown on Contract Schedule I for
                               mortality and expense risks, which may include profit; and a daily administrative charge.

                           A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05 Fund Record Unit      A Fund record unit value is computed by multiplying
     Value -- Separate     the net return factors for the current Valuation
     Account:              Period by the Fund record unit value for the
                           previous Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value          Except as noted below, there will be an MVA for a
     Adjustment:           withdrawal from the AG Account before the end of a
                           Guaranteed Term when the withdrawal is due to:

                           (a) a Transfer; except as specified in 1.24, AG
                               Account Matured Term Value Transfer;
                           (b) A full or partial surrender (including a 15%
                               free withdrawal under 3.14), except for a partial withdrawal under the Systematic Withdrawal Option (see 3.10); or
                           (c) An election of Annuity option 2 (see 4.07).

                           Full and partial surrenders and Transfers made within six months after the date of the Annuitant's death will be the greater of:

                           (a) The aggregate MVA amount which is the sum of all
                               market value adjusted amounts calculated due to a withdrawal of amounts. This total may be greater or less than the Current Value of those amounts; or
                           (b) The applicable portion of the Current Value in
                               the AG Account. After the six-month period, the surrender or Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

                           The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 3 or 4 (see 4.07).

3.06 Market Value          Market value adjusted amounts will be equal to the
     Adjustment (Cont'd):  amount withdrawn multiplied by the following ratio:

                                      x
                                     ---
                                     365
                              (1 + i)
                            ------------------
                                      x
                                     ---
                                     365
                              (1 + j)

                            Where:
                                  i is the Deposit Period Yield
                                  j is the Current Yield
                                  x is the number of days remaining, (computed
                                    from Wednesday of the week of withdrawal) in the Guaranteed Term.

                            The Deposit Period Yield will be determined as follows:

                            (a) At the close of the last business day of each
                                week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.
                            (b) The Deposit Period Yield is the average of
                                those yields for the Deposit Period. If
                                withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

                            The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.

                            In the event that no U.S. Treasury Notes which mature in the last three months of the Guaranteed Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in the following quarter.

                            If U.S. Treasury Notes are no longer available, a suitable replacement index, subject to approval of the Superintendent of the New York Insurance Department, would then be utilized.

                            A detailed description of the MVA has been filed with the Superintendent of the New York Insurance Department.

3.07 Transfer of Current    Before an Annuity option is elected, all or any
     Value from the Funds   portion of the Adjusted Current Value may be
     or AG Account:         transferred from any Fund or Guaranteed Term of the
                            AG Account:

                            (a) To any other Fund; or
                            (b) To any Guaranteed Term of the AG Account
                                available in the current Deposit Period.

3.07 Transfer of Current    Transfer requests can be submitted as a percentage
     Value from the Funds   or as a dollar amount. The minimum transfer amount
     or AG Account          is shown on Contract Schedule I. Within a
     (Cont'd):              Guaranteed Term Group, the amount to be surrendered
                            or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                            The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract
                            Schedule I. Amounts transferred as a Matured Term Value on or within one calendar month of the Term's Maturity Date do not count against the annual Transfer limit.

                            Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for a Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                            Transfers from Guaranteed Terms of the AG Account are subject to the MVA provisions in 3.06.

3.08 Notice to the          The Certificate Holder will receive quarterly
     Contract Holder:       statements from Aetna of:

                            (a) The value of any amounts held in:
                                (1) The AG Account; and
                                (2) The Fund(s) under the Separate Account.
                            (b) The number of any Fund(s) record units; and
                            (c) The Fund(s) record unit value.

                            Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09 Loans:                 Loans are not available under this Contract.

3.10 Systematic Withdrawal  The following distribution options may be elected
     Option (SWO):          by the Certificate Holder or a Beneficiary during
                            the Accumulation Period. A distribution option under which a portion of the Accounts' Current
                            Value will automatically be surrendered and distributed each year. SWO payments will be calculated on the Accounts' full Current Value.
                            The distributed amount is withdrawn pro rata from each investment option used under the Account. A
                            Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO. Certificate Holders should consult their tax advisers prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.

                            (a) Amount of Distribution: The Certificate Holder
                                or a Beneficiary may elect one of the three payment methods described below.

3.10 Systematic Withdrawal  (1) Specified Payment: Payments of a designated
     Option (SWO) (Cont'd):     dollar amount. The annual amount may not be
                                greater than the percentage of the Account's
                                Current Value on the date of the SWO election as shown on Contract Schedule I. This annual dollar amount will remain constant. The minimum
                                SWO payment amount is shown on Contract
                                Schedule I. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year; or

                            (2) Specified Period: Payments made over a
                                designated period of time of at least 10 years. The annual amount is calculated by dividing the Current Value as of December 31 of the year prior to the payment year by the number of payment years remaining; or

                            (3) Specified Percentage: Payments of a designated
                                percentage which cannot be greater than the percentage of the Current Value at the time of election as shown on Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment year by the designated percentage.

                            Payments upon the Contract Holder's death will continue to the Beneficiary in the manner described in 3.11.

                            (b) Minimum Initial Current Value: The Minimum
                                Initial Current Value required to begin SWO is shown on Contract Schedule I. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance.

                            (c) Date of Distribution: The Contract Holder or a
                                Beneficiary shall specify the first payment date. The earliest allowable first payment date is the date on which the Contract Holder attains age 59 1/2. The latest allowable SWO payment date is the month of the Annuitant's 90th birthday. As elected by the Contract Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each year. Subsequent payments will be made on the 15th of the appropriate months or on such other date as Aetna may designate or allow.

                            (d) Election and Revocation: SWO may be elected by
                                the Certificate Holder or a Beneficiary if elected after the Certificate Holders death by submitting a completed and signed election form to Aetna's Home Office. Once elected, this option may be revoked by the Certificate Holder or Beneficiary, if elected after the Certificate Holder's death, by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once by the Certificate Holder or by the Beneficiary.

3.11 Death Benefit          If the Certificate Holder or Annuitant dies before
     Amount:                Annuity payments start, the Beneficiary is entitled
                            to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate Holder to die.
                            The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's Home Office. The amount of the death benefit is determined as follows:

                            (a) Death of Annuitant less than 85 years of age:
                                The guaranteed death benefit is the greatest of:

                                (1) The sum of all Net Purchase Payment(s) made
                                    to the Account (as of the date of death) minus the sum of all amounts surrendered, applied to an Annuity, or deducted from the Account;

                                (2) The highest step-up value as of the date of
                                    death. A step-up value is determined on
                                    each anniversary of the Effective Date. Each step-up value is calculated as the Account's Current Value on the Effective Date anniversary, increased by the amount of any Purchase Payment(s) made, and decreased by the sum of all amounts surrendered, deducted, and/or applied to an Annuity option since the Effective Date anniversary.

                                (3) The Account's Current Value as of the date
                                    of death.

                                The excess, if any, of the guaranteed death benefit value over the Account's Current Value is determined as of the date of death. Any excess amount will be deposited to the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited becomes the Account's Current Value.

                                (b) Death of Annuitant age 85 or greater: The
                                    death benefit is the greatest of:

                                    (1) The sum of all Net Purchase Payment(s)
                                        made to the Account (as of the date of
                                        death) minus the sum of all amounts
                                        surrendered, applied to an Annuity, or
                                        deducted from the Account;

                                    (2) The highest step-up value prior to the
                                        Certificate Holder's 85th birthday. A
                                        step-up value is determined on each
                                        anniversary of the Effective Date. Each
                                        step-up value is calculated as the
                                        Account's Current Value on the Effective
                                        Date anniversary, increased by the
                                        amount of any Purchase Payment(s) made,
                                        and decreased by the sum of all amounts
                                        surrendered, deducted, and/or applied
                                        to an Annuity option since the Effective
                                        Date anniversary.

                                    (3) The Account's Current Value as of the
                                        date of death.

3.11 Death Benefit             The excess, if any, of the guaranteed death
     Amount                    benefit value over the Account's Current Value
     (Cont'd):                 is determined as of the date of death. Any
                               excess amount will be deposited in the Account and allocated to Aetna Variable Encore Fund as of the claim date. The Current Value on the claim date plus any excess amount deposited, becomes the Account's Current Value.

                               (c) Death of the Certificate Holder if the
                                   Certificate Holder is not the Annuitant:
                                   The death benefit amount is the Account's
                                   Adjusted Current Value on the Claim Date.
                                   A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract
                                   Schedule I).

                               (d) At the death of a surviving spouse
                                   Beneficiary who continued the Account in his or her own name, the death benefit amount is equal to the Account's Current Value less any applicable Surrender Fee on the amount of any Purchase Payment(s) made since the death of the Certificate Holder.

3.12 Death Benefit Options     Prior to any election, or until amounts must be
     Available to              otherwise distributed under this section, the
     Beneficiary:              Current Value of the account will be retained in
                               the Account. The Beneficiary has the right under the Contract to allocate or reallocate any amount to any of the available investment options
                               (subject to an MVA, as applicable). The
                               following options are available to the
                               Beneficiary:

                               (a) When the Certificate Holder is the Annuitant:
                                   If the Certificate Holder/Annuitant dies, and:

                                   (1) If the Beneficiary is the Certificate
                                       Holder's surviving spouse, the
                                       Beneficiary may exercise all rights
                                       under the Contract and continue in the
                                       Accumulation Period, or may elect (i),
                                       (ii), or (iii) below. Under the Code,
                                       distributions from the Account are not
                                       required until the Spousal Beneficiary's death. The Spousal Beneficiary may elect to:

                                      (i)   Apply some or all of the Adjusted
                                            Current Value of the Account to
                                            Annuity option 2, 3 or 4 (see 4.07);
                                      (ii)  Apply some or all of the Adjusted
                                            Current Value to Annuity option 1
                                            (see 4.07); or
                                      (iii) Receive, at any time, a lump sum
                                            payment equal to the Adjusted
                                            Current Value of the Account.

                                   (2) If the Beneficiary is other than the
                                       Certificate Holder's surviving spouse,
                                       then options (i), (ii), or (iii) under
                                       (1) above apply. Any portion of the
                                       Adjusted Current Value of the Account
                                       not applied to Annuity option 2, 3 or 4
                                       within one year of the Certificate
                                       Holder's death, must be distributed
                                       within five years of the date of death.

                                   (3) If no Beneficiary exists, a lump sum
                                       payment equal to the Adjusted Current
                                       Value will be made to the Certificate
                                       Holder's estate.

3.12 Death Benefit Options     (b) When the Certificate Holder is not the
     Available to                  Annuitant and the Certificate Holder dies,
     Beneficiary                   and:
     (Cont'd):
                                   (1) If the Beneficiary is the Certificate
                                       Holder's surviving spouse, the
                                       Beneficiary may exercise all rights
                                       under the Contract and continue in the
                                       Accumulation Period, or may elect (i),
                                       (ii), or (iii) below. Under the Code,
                                       distributions from the Account are not
                                       required until the spousal Beneficiary's death. The spousal Beneficiary may elect to:

                                       (i)   Apply some or all of the Adjusted
                                             Current Value of the Account to
                                             Annuity option 2, 3 or 4
                                             (see 4.07);

                                       (ii)  Apply some or all of the Surrender
                                             Value to Annuity option 1 (see
                                             4.07); or

                                       (iii) Receive, at any time, a lump sum
                                             payment equal to the Surrender
                                             Value.


                                   (2) If the Beneficiary is other than the
                                       Certificate Holder's surviving spouse,
                                       then options (i), (ii), or (iii) under
                                       (1) above apply. Any portion of the
                                       Adjusted Current Value not applied to
                                       Annuity option 2, 3 or 4 within one year of the Certificate Holder's death, must be distributed within five years of the date of death.

                                   (3) If no Beneficiary exists, a lump sum
                                       payment equal to the Surrender Value
                                       will be made to the Certificate Holder's estate.

                               (c) When the Certificate Holder is not the
                                   Annuitant and the Annuitant dies: The
                                   Beneficiary must elect Annuity option 2, 3 or 4 within 60 days of the date of death or the gain, if any, will be includible in the Beneficiary's income in the tax year in which the Annuitant dies.

3.13 Liquidation of            All or any portion of the Account's Current
     Surrender Value:          Value may be surrendered at any time as
                               requested by the Certificate Holder. Surrender requests can be submitted as a percentage of the Account's Adjusted Current Value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                               After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable.

                               An MVA may apply to amounts surrendered from the AG Account.

3.14 Surrender Fee:            The Surrender Fee only applies to the Net
                               Purchase Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract Schedule I). Net Purchase
                               Payment amounts are withdrawn in the same order they were applied.

                               No Surrender Fee is deducted from any portion of the Net Purchase Payment which is paid:

                               (a) To a Beneficiary due to the Annuitant's
                                   death before Annuity payments start, up to a maximum of the aggregate Net Purchase Payment(s) minus the total of all partial surrenders, amounts applied to an Annuity and deductions made prior to the Annuitant's date of death;

                               (b) As a premium for an Annuity option 2, 3 or 4
                                   under this Contract (see 4.07);

                               (c) As a distribution under the SWO provision
                                   (see 3.10);

                               (d) At least 12 months after the date of the
                                   first Purchase Payment to the Account, in an amount equal to or less than 15% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's Home Office. This waiver is not available to the Contract Holder while SWO is in effect; or

                               (e) For a full surrender where the Account's
                                   Current Value is $2,500 or less and no
                                   surrenders have been taken from the Contract within the prior 12 months.

3.15 Payment of                Under certain emergency conditions, Aetna may
     Surrender Value:          defer payment:

                               (a) For a period of up to 6 months (unless not
                                   allowed by state law); or

                               (b) As provided by federal law under the
                                   Investment Company Act of 1940.

IV. ANNUITY PROVISIONS
-------------------------------------------------------------------------------

4.01 Choices to be Made:       The Certificate Holder may tell Aetna to apply
                               any portion of the Adjusted Current Value (minus any premium tax) for an Annuity under option 2, 3, or 4 (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the first day of the month following the Annuitant's
                               90th birthday.

                               When an Annuity option is chosen, Aetna must also be told if payments are to be made other than monthly and whether to pay:

                               (a) A Fixed Annuity using the General Account;

                               (b) A Variable Annuity using any of the Fund(s)
                                   available under this Contract for Annuity purposes; or

                               (c) A combination of (a) and (b).

4.01 Choices to be Made        If a Fixed Annuity is chosen, the Annuity
     (Cont'd):                 purchase rate for the option chosen reflects at
                               least the Minimum Guaranteed Interest Rate (see
                               Contract Schedule II), but may reflect a higher interest rate. If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual return rate elected. (see Contract Schedule II).

4.02 Terms of Annuity          (a) When payments start, the age of the Annuitant
     Options: plus the number of years for which payments are guaranteed must not exceed 95.

                               (b) An Annuity option may not be elected if the
                                   first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the minimum annual Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

                               (c) If a Fixed Annuity under option 2, 3 or 4 is
                                   chosen and a larger payment would result from applying the Surrender Value or, if greater, 95% of what the surrender would be if there were no surrender fee, to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.

                               (d) For purposes of calculating the guaranteed
                                   first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1993 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade.

                                   The Annuity purchase rates for options 3 and 4 are based on mortality from 1983 Table a.

                               (e) Assumed Annual Net Return Rate is the
                                   interest rate used to determine the amount of the first Annuity payment under a Variable Annuity as shown on Contract
                                   Schedule II. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity Payments are to remain level, (see Annuity return factor under Variable Annuity Assumed Annual Net Return Rate on Contract Schedule II).

                               (f) Once elected, Annuity payments cannot be
                                   commuted to a lump sum except for Variable
                                   Annuity payments under option 2 (see 4.07).
                                   The life expectancy of the Annuitant and the Annuitant and second Annuitant shall be irrevocable upon the election of an Annuity option.

4.03 Death of Annuitant/       (a) Certificate Holder is Annuitant: When the
     Beneficiary:                  Certificate Holder is the Annuitant and the
                                   Annuitant dies under option 2 or 3, or both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon election by the Beneficiary, any remaining payments will continue to the Beneficiary.
                                   If option 4 has been elected and the
                                   Certificate Holder dies, the remaining
                                   payments will continue to the successor
                                   payee. If no successor payee has been
                                   designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                               (b) Certificate Holder is Not Annuitant: When
                                   the Certificate Holder is not the Annuitant and the Certificate Holder dies, the remaining payments under options 2, 3 or 4 will continue to the successor payee. If no successor payee has been designated, the Beneficiary will be treated as the successor payee. If the Account has joint Certificate Holders, the surviving joint Certificate Holder will be deemed the successor payee.

                                   If the Annuitant dies under option 2 or 3, or if both the Annuitant and the second Annuitant die under option 4(d), the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary, or upon the election by the Beneficiary, any remaining payments will continue to the Beneficiary. If option 4 has been elected, and the Annuitant dies, the remaining payments will continue to the Certificate Holder.

                               (c) No Beneficiary Named/Surviving: If there is
                                   no Beneficiary under option 2, 3 or 4, the present value of any remaining payments will be paid in one sum to the Certificate Holder, or if the Certificate Holder is not living, then to the Certificate Holder's estate.

                               (d) If the Beneficiary designated under option 1
                                   dies, the amount held plus accrued interest will be paid in one sum to a successor Beneficiary, if any, named by the designated Beneficiary. If there is no successor Beneficiary, the lump sum will be paid to the designated Beneficiary's estate.

                               (e) If the Beneficiary or the successor payee
                                   dies while receiving Annuity payments, the present value of any remaining guaranteed payments will be paid in one sum to the successor Beneficiary/payee, or upon election by the successor Beneficiary/payee, any remaining payments will continue to the successor Beneficiary/payee. If no successor Beneficiary/payee has been designated, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary's/payee's estate.

                               (f) The present value will be determined as of
                                   the Valuation Period in which proof of death acceptable to Aetna and a request for payment is received at Aetna's Home Office. The interest rate used to determine the first payment will be used to calculate the present value.

4.04 Fund(s) Annuity Units--   The number of each Fund's Annuity units is based
     Separate Account:         on the amount of the first Variable Annuity
                               payment which is equal to:

                               (a) The portion of the Current Value applied to
                                   pay a Variable Annuity (minus any premium tax); divided by
                               (b) 1,000; multiplied by
                               (c) The payment rate for the option chosen.

                               Such amount, or portion, of the variable payment will be divided by the appropriate Fund Annuity unit value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of Units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.

4.05 Fund(s) Annuity Unit      For any Valuation Period, a Fund Annuity unit
     Value -- Separate         value is equal to:
     Account:

                               (a) The value for the previous Period;
                                   multiplied by
                               (b) The Annuity net return factor(s) (see 4.06
                                   below) for the Period; multiplied by
                               (c) A factor to reflect the assumed annual net
                                   return rate (see Contract Schedule II).

                               The dollar value of a Fund Annuity unit value and Annuity payments may go up or down due to investment gain or loss.

4.06 Annuity                   The Annuity net return factor(s) are used to
     Net Return Factor(s) --   compute Annuity payments for any Fund.
     Separate Account:
                               The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

                               The net return rate is equal to:

                               (a) The value of the shares of the Fund held by
                                   the Separate Account at the end of a
                                   Valuation Period; minus
                               (b) The value of the shares of the Fund held by
                                   the Separate Account at the start of the Valuation Period; plus or minus
                               (c) Taxes (or reserves for taxes) on the
                                   Separate Account (if any); divided by
                               (d) The total value of the Fund record units and
                                   Fund Annuity units of the Separate Account at the start of the Valuation Period; minus
                               (e) A daily charge for Annuity mortality and
                                   expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).

                               A net return rate may be more or less than 0%.

                               The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

                               Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.07 Annuity Options:          Option 1 -- Payments for a Stated Period of Time
                               -- An Annuity will be paid for the number of years chosen. The number of years must be at least 5 and not more than 30.

                               If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender and any applicable Surrender Fee will be applied (see 3.14).

                               If a nonspouse Beneficiary elects this option at the death of the Contract Holder, the period selected may not extend beyond the Beneficiary's life expectancy.

                               Option 2 -- Life Income -- An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

                               Option 3 -- Life Income Based upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice must be made of:

                               (a) 100% of the payment to continue after the
                                   first death;
                               (b) 66 2/3% of the payment to continue after the
                                   first death;
                               (c) 50% of the payment to continue after the
                                   first death;
                               (d) Payments for a minimum of 120 months with
                                   100% of the payment to continue after the first death; or
                               (e) 100% of the payment to continue at the death
                                   of the second Annuitant and 50% of the
                                   payment to continue at the death of the
                                   Annuitant.

                               Other Options -- Aetna may make other options available as allowed by the laws of the state in which the Contract and this Certificate is delivered.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      5           3.00%        17.91      53.59          106.78     $ 211.99
      6           3.00%        15.14      45.30           90.27       179.22
      7           3.00%        13.16      39.39           78.49       155.83
      8           3.00%        11.68      34.96           69.66       138.31
      9           3.00%        10.53      31.52           62.81       124.69
     10           3.00%         9.61      28.77           57.33       113.82
     11           3.00%         8.86      26.52           52.85       104.93
     12           3.00%         8.24      24.65           49.13        97.54
     13           3.00%         7.71      23.08           45.98        91.29
     14           3.00%         7.26      21.73           43.29        85.95
     15           3.00%         6.87      20.56           40.96        81.33
     16           3.00%         6.53      19.54           38.93        77.29
     17           3.00%         6.23      18.64           37.14        73.74
     18           3.00%         5.96      17.84           35.56        70.59
     19           3.00%         5.73      17.13           34.14        67.78
     20           3.00%         5.51      16.50           32.87        65.26
     21           3.00%         5.32      15.92           31.72        62.98
     22           3.00%         5.15      15.40           30.68        60.92
     23           3.00%         4.99      14.92           29.74        59.04
     24           3.00%         4.84      14.49           28.88        57.33
     25           3.00%         4.71      14.09           28.08        55.76
     26           3.00%         4.59      13.73           27.36        54.31
     27           3.00%         4.47      13.39           26.68        52.97
     28           3.00%         4.37      13.08           26.06        51.74
     29           3.00%         4.27      12.79           25.49        50.60
     30           3.00%         4.18      12.52           24.95        49.53

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months


   Adjusted         None           60             120            180            240
   Age of     --------------------------------------------------------------------------
  Annuitant   Male   Female    Male   Female  Male     Female   Male   Female  Male   Female
----------------------------------------------------------------------------------------
     50      $ 4.27  $ 3.90   $ 4.26  $ 3.90  $ 4.22   $ 3.89   $ 4.17 $ 3.86  $ 4.08 $ 3.82
     51        4.34    3.97     4.33    3.96    4.30     3.95     4.23   3.92    4.14   3.88
     52        4.43    4.03     4.41    4.03    4.37     4.01     4.30   3.98    4.20   3.93
     53        4.51    4.10     4.50    4.10    4.45     4.08     4.37   4.04    4.26   3.99
     54        4.60    4.18     4.59    4.17    4.54     4.15     4.45   4.11    4.32   4.04

     55        4.70    4.25     4.68    4.25    4.62     4.22     4.53   4.18    4.39   4.11
     56        4.80    4.34     4.78    4.33    4.72     4.30     4.61   4.25    4.45   4.17
     57        4.91    4.42     4.89    4.41    4.82     4.38     4.69   4.32    4.51   4.23
     58        5.03    4.52     5.00    4.51    4.92     4.47     4.78   4.40    4.58   4.30
     59        5.15    4.61     5.12    4.60    5.03     4.56     4.87   4.48    4.65   4.37

     60        5.28    4.72     5.25    4.70    5.14     4.66     4.96   4.57    4.71   4.44
     61        5.43    4.83     5.39    4.81    5.27     4.76     5.06   4.66    4.78   4.51
     62        5.58    4.95     5.53    4.93    5.39     4.87     5.16   4.75    4.84   4.58
     63        5.74    5.08     5.69    5.05    5.53     4.99     5.26   4.85    4.90   4.65
     64        5.91    5.21     5.85    5.18    5.66     5.10     5.36   4.95    4.96   4.72

     65        6.10    5.36     6.03    5.32    5.81     5.22     5.46   5.05    5.02   4.79
     66        6.30    5.51     6.21    5.47    5.96     5.36     5.56   5.16    5.08   4.86
     67        6.51    5.67     6.41    5.63    6.12     5.50     5.66   5.26    5.13   4.93
     68        6.73    5.85     6.62    5.80    6.28     5.65     5.77   5.37    5.18   5.00
     69        6.97    6.04     6.84    5.98    6.44     5.80     5.86   5.49    5.23   5.06

     70        7.23    6.25     7.07    6.18    6.61     5.97     5.96   5.60    5.27   5.12
     71        7.51    6.47     7.32    6.39    6.79     6.14     6.05   5.71    5.31   5.18
     72        7.80    6.71     7.58    6.62    6.96     6.32     6.14   5.83    5.34   5.23
     73        8.12    6.98     7.85    6.86    7.14     6.50     6.23   5.94    5.37   5.28
     74        8.46    7.26     8.14    7.12    7.32     6.69     6.31   6.04    5.40   5.32

     75        8.82    7.57     8.45    7.40    7.50     6.89     6.38   6.14    5.42   5.35

                Rates are based on mortality from 1983 Table a.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

  Adjusted Ages
             Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 3.69        $ 4.05         $ 4.27         $ 3.69         $ 4.13
    55         55          3.88          4.25           4.47           3.87           4.25
    55         60          3.06          4.47           4.71           4.06           4.36

    60         55          3.99          4.44           4.71           3.98           4.55
    60         60          4.24          4.71           4.99           4.23           4.70
    60         65          4.49          5.01           5.32           4.48           4.85

    65         60          4.38          4.97           5.32           4.38           5.10
    65         65          4.72          5.33           5.70           4.71           5.32
    65         70          5.07          5.75           6.17           5.05           5.54

    70         65          4.93          5.68           6.15           4.91           5.86
    70         70          5.40          6.21           6.70           5.36           6.18
    70         75          5.89          6.82           7.40           5.81           6.49

    75         70          5.69          6.68           7.32           5.62           6.92
    75         75          6.37          7.45           8.15           6.23           7.40
    75         80          7.07          8.34           9.16           6.78           7.85

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

  Adjusted Ages
             Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 3.75        $ 4.07         $ 4.26         $ 3.75         $ 3.98
    55         55          3.88          4.25           4.47           3.87           4.06
    55         60          3.99          4.44           4.71           3.98           4.12

    60         55          4.06          4.47           4.71           4.06           4.37
    60         60          4.24          4.71           4.99           4.23           4.47
    60         65          4.38          4.97           5.32           4.38           4.54

    65         60          4.49          5.01           5.32           4.48           4.89
    65         65          4.72          5.33           5.70           4.71           5.02
    65         70          4.93          5.68           6.15           4.91           5.14

    70         65          5.07          5.75           6.17           5.05           5.60
    70         70          5.40          6.21           6.70           5.36           5.79
    70         75          5.69          6.68           7.32           5.62           5.96

    75         70          5.89          6.83           7.40           5.81           6.63
    75         75          6.37          7.45           8.15           6.23           6.92
    75         80          6.78          8.11           8.99           6.54           7.15

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      5           3.50%        18.12      54.19          107.92       213.99
      6           3.50%        15.35      45.92           91.44       181.32
      7           3.50%        13.38      40.01           79.69       158.01
      8           3.50%        11.90      35.59           70.88       140.56
      9           3.50%        10.75      32.16           64.05       127.00
     10           3.50%         9.83      29.42           58.59       116.18
     11           3.50%         9.09      27.18           54.13       107.34
     12           3.50%         8.46      25.32           50.42        99.98
     13           3.50%         7.94      23.75           47.29        93.78
     14           3.50%         7.49      22.40           44.62        88.47
     15           3.50%         7.10      21.24           42.31        83.89
     16           3.50%         6.76      20.23           40.29        79.89
     17           3.50%         6.47      19.34           38.51        76.37
     18           3.50%         6.20      18.55           36.94        73.25
     19           3.50%         5.97      17.85           35.54        70.47
     20           3.50%         5.75      17.22           34.28        67.98
     21           3.50%         5.56      16.65           33.15        65.74
     22           3.50%         5.39      16.13           32.13        63.70
     23           3.50%         5.24      15.66           31.19        61.85
     24           3.50%         5.09      15.24           30.34        60.17
     25           3.50%         4.96      14.85           29.56        58.62
     26           3.50%         4.84      14.49           28.85        57.20
     27           3.50%         4.73      14.15           28.19        55.90
     28           3.50%         4.63      13.85           27.58        54.69
     29           3.50%         4.53      13.57           27.02        53.57
     30           3.50%         4.45      13.30           26.49        52.53

                                    OPTION 1

                      Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


              Guaranteed     Monthly   Quarterly      Semi-Annual    Annual
     Years        Rate       Payment    Payment         Payment      Payment
--------------------------------------------------------------------------------
      5           5.00%        18.74      56.00          111.33       219.98
      6           5.00%        15.99      47.77           94.96       187.64
      7           5.00%        14.02      41.90           83.30       164.59
      8           5.00%        12.56      37.52           74.58       147.35
      9           5.00%        11.42      34.11           67.81       133.99
     10           5.00%        10.51      31.40           62.42       123.34
     11           5.00%         9.77      29.19           58.03       114.66
     12           5.00%         9.16      27.36           54.38       107.45
     13           5.00%         8.64      25.81           51.31       101.39
     14           5.00%         8.20      24.50           48.69        96.21
     15           5.00%         7.82      23.36           46.44        91.75
     16           5.00%         7.49      22.37           44.47        87.88
     17           5.00%         7.20      21.51           42.75        84.48
     18           5.00%         6.94      20.74           41.23        81.47
     19           5.00%         6.71      20.06           39.88        78.80
     20           5.00%         6.51      19.46           38.68        76.42
     21           5.00%         6.33      18.91           37.59        74.28
     22           5.00%         6.17      18.42           36.62        72.35
     23           5.00%         6.02      17.98           35.73        70.61
     24           5.00%         5.88      17.57           34.93        69.02
     25           5.00%         5.76      17.20           34.20        67.57
     26           5.00%         5.65      16.87           33.53        66.25
     27           5.00%         5.54      16.56           32.92        65.04
     28           5.00%         5.45      16.28           32.35        63.93
     29           5.00%         5.36      16.01           31.83        62.90
     30           5.00%         5.28      15.77           31.35        61.95

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

               Payments Guaranteed for a Stated Period of Months

   Adjusted         None           60             120            180            240
   Age of     --------------------------------------------------------------------------
  Annuitant   Male   Female    Male   Female  Male     Female   Male   Female  Male   Female
----------------------------------------------------------------------------------------
     50      $ 4.56  $ 4.20   $ 4.55  $ 4.19  $ 4.51   $ 4.18   $ 4.45 $ 4.15  $ 4.36 $ 4.11
     51        4.64    4.26     4.62    4.25    4.58     4.24     4.51   4.21    4.42   4.16
     52        4.72    4.32     4.70    4.32    4.66     4.30     4.58   4.26    4.48   4.21
     53        4.80    4.39     4.79    4.38    4.74     4.36     4.65   4.32    4.53   4.27
     54        4.89    4.46     4.87    4.46    4.82     4.43     4.73   4.39    4.59   4.32

     55        4.99    4.54     4.97    4.53    4.91     4.50     4.80   4.46    4.65   4.38
     56        5.09    4.62     5.07    4.61    5.00     4.58     4.88   4.53    4.72   4.44
     57        5.20    4.71     5.17    4.70    5.10     4.66     4.96   4.60    4.78   4.50
     58        5.32    4.80     5.29    4.79    5.20     4.75     5.05   4.68    4.84   4.57
     59        5.44    4.90     5.41    4.88    5.31     4.84     5.14   4.76    4.91   4.63

     60        5.57    5.00     5.53    4.99    5.42     4.93     5.23   4.84    4.97   4.70
     61        5.71    5.11     5.67    5.09    5.54     5.03     5.32   4.93    5.03   4.77
     62        5.86    5.23     5.81    5.21    5.66     5.14     5.42   5.02    5.09   4.84
     63        6.02    5.36     5.97    5.33    5.79     5.25     5.51   5.11    5.16   4.91
     64        6.20    5.49     6.13    5.46    5.93     5.37     5.61   5.21    5.21   4.98

     65        6.38    5.64     6.31    5.60    6.07     5.49     5.71   5.31    5.27   5.05
     66        6.58    5.79     6.49    5.75    6.22     5.63     5.81   5.41    5.32   5.12
     67        6.79    5.95     6.69    5.91    6.38     5.76     5.91   5.52    5.38   5.18
     68        7.02    6.13     6.89    6.08    6.53     5.91     6.01   5.63    5.42   5.25
     69        7.26    6.32     7.11    6.26    6.70     6.06     6.11   5.74    5.47   5.31

     70        7.52    6.53     7.35    6.45    6.86     6.23     6.20   5.85    5.51   5.37
     71        7.80    6.75     7.59    6.66    7.03     6.39     6.29   5.96    5.54   5.42
     72        8.09    6.99     7.85    6.89    7.21     6.57     6.38   6.07    5.57   5.47
     73        8.41    7.26     8.12    7.13    7.38     6.75     6.46   6.17    5.60   5.51
     74        8.75    7.54     8.41    7.39    7.55     6.94     6.53   6.28    5.63   5.55

     75        9.12    7.85     8.71    7.66    7.73     7.13     6.61   6.38    5.65   5.59

                Rates are based on mortality from 1983 Table a.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

               Payments Guaranteed for a Stated Period of Months


   Adjusted         None           60             120            180            240
   Age of     --------------------------------------------------------------------------
  Annuitant   Male   Female    Male   Female  Male     Female   Male   Female  Male   Female
----------------------------------------------------------------------------------------
     50      $ 5.48  $ 5.12   $ 5.46  $ 5.11  $ 5.41   $ 5.09   $ 5.34 $ 5.06  $ 5.24 $ 5.01
     51        5.55    5.17     5.53    5.17    5.48     5.14     5.40   5.11    5.29   5.05
     52        5.63    5.23     5.61    5.23    5.55     5.20     5.46   5.16    5.34   5.10
     53        5.71    5.30     5.69    5.29    5.62     5.26     5.53   5.22    5.40   5.15
     54        5.80    5.37     5.77    5.36    5.70     5.33     5.60   5.27    5.45   5.20

     55        5.89    5.44     5.86    5.43    5.79     5.39     5.67   5.34    5.51   5.25
     56        5.99    5.52     5.96    5.51    5.87     5.47     5.74   5.40    5.56   5.31
     57        6.10    5.60     6.06    5.59    5.97     5.54     5.82   5.47    5.62   5.37
     58        6.21    5.69     6.17    5.67    6.06     5.62     5.90   5.54    5.68   5.42
     59        6.33    5.79     6.29    5.77    6.17     5.71     5.98   5.61    5.74   5.48

     60        6.46    5.89     6.41    5.87    6.28     5.80     6.06   5.69    5.79   5.55
     61        6.60    6.00     6.55    5.97    6.39     5.90     6.15   5.77    5.85   5.61
     62        6.75    6.11     6.69    6.08    6.51     6.00     6.24   5.86    5.91   5.67
     63        6.91    6.23     6.84    6.20    6.64     6.10     6.33   5.95    5.96   5.73
     64        7.09    6.37     7.00    6.33    6.77     6.22     6.42   6.04    6.02   5.80

     65        7.27    6.51     7.18    6.46    6.91     6.34     6.52   6.13    6.07   5.86
     66        7.47    6.66     7.36    6.61    7.05     6.46     6.61   6.23    6.12   5.92
     67        7.68    6.82     7.55    6.76    7.20     6.60     6.70   6.33    6.16   5.99
     68        7.91    7.00     7.76    6.93    7.35     6.74     6.80   6.43    6.21   6.04
     69        8.15    7.19     7.98    7.11    7.51     6.89     6.89   6.54    6.25   6.10

     70        8.41    7.39     8.21    7.30    7.67     7.04     6.97   6.64    6.28   6.15
     71        8.69    7.62     8.45    7.51    7.83     7.21     7.06   6.74    6.32   6.20
     72        8.99    7.86     8.70    7.73    8.00     7.38     7.14   6.85    6.35   6.25
     73        9.31    8.12     8.97    7.97    8.16     7.55     7.21   6.95    6.37   6.29
     74        9.65    8.41     9.26    8.23    8.33     7.73     7.29   7.04    6.39   6.33

     75       10.02    8.72     9.65    8.50    8.50     7.92     7.35   7.14    6.41   6.36

                Rates are based on mortality from 1983 Table a.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

  Adjusted Ages
----------------------------------------------------------------------------------------------
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 3.97        $ 4.35         $ 4.56         $ 3.97         $ 4.42
    55         55          4.16          4.54           4.76           4.15           4.54
    55         60          4.34          4.76           5.00           4.34           4.64

    60         55          4.27          4.73           5.00           4.26           4.83
    60         60          4.51          4.99           5.27           4.50           4.98
    60         65          4.76          5.29           5.60           4.75           5.13

    65         60          4.66          5.25           5.61           4.65           5.39
    65         65          4.99          5.61           5.99           4.98           5.60
    65         70          5.34          6.03           6.46           5.31           5.81

    70         65          5.19          5.97           6.44           5.17           6.14
    70         70          5.67          6.49           6.99           5.62           6.47
    70         75          6.16          7.10           7.68           6.07           6.77

    75         70          5.95          6.96           7.61           5.87           7.20
    75         75          6.64          7.73           8.43           6.48           7.68
    75         80          7.33          8.62           9.45           7.02           8.13

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Female and Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


  Adjusted Ages
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 4.03        $ 4.36         $ 4.55         $ 4.03         $ 4.41
    55         55          4.16          4.54           4.76           4.15           4.54
    55         60          4.27          4.73           5.00           4.26           4.83

    60         55          4.34          4.76           5.00           4.34           4.64
    60         60          4.51          4.99           5.27           4.50           4.98
    60         65          4.66          5.25           5.61           4.65           5.39

    65         60          4.76          5.29           5.60           4.75           5.13
    65         65          4.99          5.61           5.99           4.98           5.60
    65         70          5.19          5.97           6.44           5.17           6.14

    70         65          5.34          6.03           6.46           5.31           5.81
    70         70          5.67          6.49           6.99           5.62           6.47
    70         75          5.95          6.96           7.61           5.87           7.20

    75         70          6.16          7.10           7.68           6.07           6.77
    75         75          6.64          7.73           8.43           6.48           7.68
    75         80          7.04          8.39           9.29           6.79           8.70

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

               (Annuitant is Male and Second Annuitant is Female)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

  Adjusted Ages
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 4.88        $ 5.26         $ 5.48         $ 4.88         $ 5.34
    55         55          5.04          5.44           5.66           5.04           5.43
    55         60          5.21          5.65           5.89           5.21           5.53

    60         55          5.15          5.63           5.91           5.14           5.73
    60         60          5.37          5.87           6.16           5.37           5.86
    60         65          5.61          6.16           6.49           5.60           6.01

    65         60          5.52          6.14           6.51           5.51           6.28
    65         65          5.83          6.49           6.87           5.82           6.47
    65         70          6.17          6.90           7.33           6.13           6.67

    70         65          6.04          6.84           7.34           6.00           7.03
    70         70          6.49          7.35           7.87           6.44           7.33
    70         75          6.97          7.96           8.56           6.87           7.62

    75         70          6.77          7.84           8.51           6.68           8.08
    75         75          7.45          8.60           9.33           7.27           8.55
    75         80          8.14          9.49          10.35           7.80           8.98

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 3

                           Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

             (Annuitant is Female and the Second Annuitant is Male)

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

  Adjusted Ages
              Second
Annuitant   Annuitant    Option 4a    Option 4b      Option 4c      Option 4d      Option 4e
----------------------------------------------------------------------------------------------
    55         50        $ 4.93        $ 5.27         $ 5.46         $ 4.93         $ 5.19
    55         55          5.04          5.44           5.66           5.04           5.43
    55         60          5.15          5.63           5.91           5.14           5.73

    60         55          5.21          5.65           5.89           5.21           5.53
    60         60          5.37          5.87           6.16           5.37           5.86
    60         65          5.52          6.14           6.51           5.51           6.28

    65         60          5.61          6.16           6.49           5.60           6.01
    65         65          5.83          6.49           6.87           5.82           6.47
    65         70          6.04          6.84           7.34           6.00           7.03

    70         65          6.17          6.90           7.33           6.13           6.67
    70         70          6.49          7.35           7.87           6.44           7.33
    70         75          6.77          7.84           8.51           6.68           8.08

    75         70          6.97          7.96           8.56           6.87           7.62
    75         75          7.45          8.60           9.33           7.27           8.55
    75         80          7.86          9.28          10.20           7.57           9.59

                Rates are based on mortality from 1983 Table a.
   The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                  [Aetna logo]
                    Aetna Life Insurance and Annuity Company
                       Home Office: 151 Farmington Avenue
                          Hartford, Connecticut 06156
                                 (800) 531-4547

                     Certificate of Group Annuity Coverage

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CERTIFICATE CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.